Exhibit 10.2

December 2, 2024

VenHub Global, Inc.

Legal

518 S. Fair Oaks Avenue

Pasadena, CA 91105

Re: Stockholders’ Support Agreement

Ladies and Gentlemen:

This letter (this “Stockholders’ Support Agreement”) is being delivered to you in accordance with that Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Target Global Acquisition I Corp., a Cayman Islands exempted company (which shall transfer by way of continuation from Cayman Islands to Delaware on the Closing Date and prior to the Effective Time) (“Acquiror”), VenHub Global, Inc., a Delaware corporation (the “Company”), Vital Merger Sub 1 Corp. a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub 1”), and Vital Merger Sub 2 LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub 2”), and the transactions contemplated thereby (the “Business Combination”), from the undersigned individuals (each, an “Insider” and collectively, the “Insiders”). Certain capitalized terms used herein are defined in paragraph 13 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. The Insiders are currently, and as of the Closing will be, the record owners of outstanding Company Securities, with the Insiders’ ownership as of the date hereof detailed on Schedule A hereto. In order to induce the Acquiror to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Insider hereby agrees, at all times prior to any valid termination of the Merger Agreement pursuant to its terms, with the Acquiror as follows:

1.	Each Insider irrevocably agrees that it, he or she or they shall:

a.

as promptly as reasonably practicable (and in any event, within 48 hours) after the Registration Statement becomes effective under the Securities Act, validly execute and deliver to the Company in respect of all Company Securities owned by it, him or her or them (collectively, all such shares, the “Covered Shares”), the Company Stockholder Approval pursuant to Section V.10 of the Merger Agreement, adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Business Combination;

b.

at each meeting of the Company Securities (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the Company Securities (a “Consent Solicitation”), to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) the Covered Shares in each case as follows:

i.

in favor of any proposal for Company Securities to adopt the Merger Agreement and the other Transaction Agreements and approve any other matters necessary for consummation of the Transactions and the other transactions contemplated by the Merger Agreement and the other Transaction Agreements, including the Mergers;

ii.

in favor of any proposal to adjourn a Meeting at which there is a proposal for Company Interest Holders (including the Company Stockholders) to adopt the Merger Agreement and the other Transaction Agreements to a later date if there are not sufficient votes to adopt the Merger Agreement and the other Transaction Agreements or if there are not sufficient Company Equity Interests present in person or represented by proxy at such Meeting to constitute a quorum;

iii.

against any proposal for any amendment or modification of the Company’s current Organizational Documents that would change the voting rights of any Company equity interests or the number of votes required to approve any proposal, including the vote required to adopt the Merger Agreement and the other Transaction Agreements; and

iv.

against any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination or merger, other than with Acquiror, its shareholders and/or their respective Affiliates and Representatives, and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Business Combination or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company or the Company Entities, as applicable, contained in the Merger Agreement or this Stockholders’ Support Agreement or result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled.

c.

not, directly or indirectly, Transfer any of such Insider’s Covered Shares, or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of any of such Insider’s Covered Shares, provided that, notwithstanding the foregoing, any Insider may Transfer such Insider’s Covered Shares (i) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such person or to a charitable organization, or by virtue of laws of descent and distribution upon death of the individual, or pursuant to a qualified domestic relations order and (ii) in the case of an entity, to an Affiliate thereof (each of clause (i) or (ii), a “Permitted Transferee”), in each case, so long as such Permitted Transferee agrees in writing, at or prior to the time of such Transfer, to be bound by this Stockholders’ Support Agreement. Until the valid termination of this Stockholders’ Support Agreement in accordance with paragraph 22, each Insider shall not enter into any voting agreement, voting trust, or similar arrangement or understanding with respect to any of such Insider’s Covered Shares, grant any proxy, consent, or power of attorney with respect to any of such Insider’s Covered Shares or take any action that would make the representations and warranties of such Insider contained in this Stockholders’ Support Agreement untrue or incorrect, violate or conflict with such Insider’s covenants and obligations under this Stockholders’ Support Agreement or otherwise have the effect of restricting, preventing or disabling such Insider from performing any of its obligations under this Stockholders’ Support Agreement. Any Transfer or action in violation of this paragraph 1.c shall be void ab initio. If any involuntary Transfer of any of Covered Shares occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Stockholders’ Support Agreement. The Insider shall not request that the Company register any transfer of any certificate or other uncertificated interest representing any Covered Shares made in violation of the restrictions set forth in this paragraph 1.c.

Prior to the valid termination of the Merger Agreement pursuant to its terms, each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws and advisable to consummate the Business Combination on the terms and subject to the conditions set forth in the Merger Agreement. Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this paragraph 1 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. The Insider agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this paragraph 1.

The obligations of the Insiders specified in this paragraph 1 shall apply whether or not the Business Combination or any action described above is recommended by the Company’s board of directors.

2.

The Insider, solely in its capacity as a holder of the Covered Shares, hereby irrevocably and unconditionally waives and agrees not to exercise, assert or perfect, directly or indirectly, or make any demand in respect of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Mergers or any other Transaction that the Insider may have under applicable Law (including under the DGCL, the DLLCA or otherwise) by virtue of, or with respect to, any of the Covered Shares and any other outstanding Company Stock owned of record or beneficially by the Insider.

3.

The Insider, solely in its capacity as a holder of the Covered Shares, hereby irrevocably and unconditionally waives and agrees not to exercise any consent rights (other than consent rights exercised in a manner consistent with paragraph 1), preemptive rights, rights of first refusal, rights of first offer or similar rights that the Insider may have under the Company Organizational Documents, in each case that would be triggered by virtue of the consummation of the Transactions (including, without limitation, the Business Combination).

4.

The Insider shall promptly (and in any event within two (2) Business Days) notify Acquiror of the number and class of any additional Company Securities or other securities or equity interests of the Company with respect to which the Insider becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Stockholders’ Support Agreement and before the valid termination of this Stockholders’ Support Agreement in accordance with paragraph 22, which Company Securities or other securities or equity interests of the Company shall, for the avoidance of doubt, automatically become Covered Shares for all purposes of this Stockholders’ Support Agreement, including paragraph 1.

5.

The Insider hereby agrees to be bound by the terms and conditions set forth in (i) Section VII.5 (Confidentiality; Publicity) and (iv) to the extent applicable to any of the foregoing, the remaining provisions of Article X (Miscellaneous) of the Merger Agreement (and any relevant definitions used in such Sections) fully and to the same extent as if (x) the Insider was a party and signatory to such provisions of the Merger Agreement and (y) all references to the “Company” in such sections of the Merger Agreement were deemed references to the Insider.

6.

Effective as of, and contingent upon, the consummation of the Closing, the Insider, on behalf of itself and any of its heirs, executors, beneficiaries, administrators, successors, assigns, controlled Affiliates and any other Person or entity claiming by, through or under any of the foregoing (each, a “Releasor”), hereby forever, unconditionally and irrevocably acquits, remises, discharges and releases, effective as of the Closing, the Company and its Affiliates (including, after the Closing, Acquiror, Merger Sub 1, Merger Sub 2, the Surviving Acquisition Corporation and the Second Surviving Entity, and each of their respective Affiliates), each of their respective officers, directors, equityholders, employees, partners, members, investment managers, principals, investors, agents, trustees and Representatives, and each predecessor, successor and assign of any of the foregoing (collectively, the “Releasees”) from any and all claims, disputes, controversies, demands, charges, complaints, causes of action, damages, costs, expenses, obligations, losses, rights, suits, accountings, orders, judgments, obligations, agreements, losses and liabilities of every kind and character whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, suspected or unsuspected or determined or determinable, and whether at law or in equity, that any Releasee may have to such Releasor (or that any Releasor may have against any Releasee), in any capacity, whether directly or derivatively through another Person, arising contemporaneously with or prior to the Closing, or arising from any matter concerning the Company, its Subsidiaries, the Merger Agreement, any Transaction Agreement or the Transactions (collectively, the “Released Claims”); provided that the foregoing shall not release the Releasees from their obligations (A) under this Stockholders’ Support Agreement, the Merger Agreement and the other Transaction Agreements, (B) if such Releasor is an employee of the Company, with respect to earned but unpaid wages or other compensation or benefits and rights of any Releasor under any written employment agreements with or benefit plans of the Company in existence as of the date hereof (other than to the extent inconsistent with the terms of the Merger Agreement or any Transaction Agreement) or (C) solely in respect of the Company, Acquiror, the Surviving Acquisition Corporation and the Second Surviving Entity, with respect to indemnification, exculpation and/or advancement of expenses (whether pursuant to the Company Organizational Documents, any insurance policy or any other agreement entered into with the Company) in respect of any Releasor for serving as an officer, director, manager, agent or employee of the Company, in each case existing prior to Closing. Further, the Insider, on behalf of itself and the Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or threatening, commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee based upon any Released Claim. Without limiting the foregoing, the Insider, on behalf of itself and each Releasor, understands and agrees that the claims released in this paragraph 6, if and when released, include not only claims presently known but also include all unknown or unanticipated claims, obligations, liabilities, charges, demands, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims.

a.

Effective as of, and contingent upon, the consummation of the Closing, the Insider, on behalf of itself and each Releasor, knowingly and voluntarily waives and releases any and all rights and benefits he, she or it may not have, or in the future may have, under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law, which reads as follows:

b.

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

c.

The Insider, on behalf of itself and each Releasor, understands that Section 1542, or a comparable statute, rule, regulation or order of another jurisdiction, gives such the Insider the right not to release existing claims of which the Insider is not aware, unless the Insider voluntarily chooses to waive this right. Having been so apprised, the Insider, on behalf of itself and each Releasor, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for claims that exist, existed or may hereafter exist in its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 7, in each case, effective at the Closing. The Company Stockholder, on behalf of itself and each Releasor, acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this paragraph 6 and that, without such waiver, Acquiror would not have agreed to the terms of this Stockholders’ Support Agreement.

7.

From time to time and without additional consideration, the Insider shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as Acquiror may reasonably request for the purpose of carrying out and furthering the intent of this Stockholders’ Support Agreement. The Insider further agrees not to commence or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Authority (a) alleging a breach of any fiduciary duty to any Person in connection with the Merger Agreement, the other Transaction Agreements or the Transactions (including, without limitation, the Business Combination), (b) relating to any alleged inadequacy, inaccuracy or calculations of, or otherwise relating to the form of, the Closing Share Consideration, or (c) against Acquiror, Acquiror’s Affiliates, the SPAC Sponsor, the Company, the Surviving Acquisition Corporation, the Second Surviving Entity or any of their respective successors and assigns (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Stockholders’ Support Agreement, the Merger Agreement or the other Transaction Agreements (including any claim seeking to enjoin or delay the consummation of the Business Combination) or (ii) relating to the negotiation, execution or delivery of this Stockholders’ Support Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

8.

THE INSIDER ACKNOWLEDGES AND AGREES THAT THE INSIDER IS ENTERING INTO THIS AGREEMENT ON THE INSIDER’S OWN FREE WILL AND NOT UNDER ANY DURESS OR UNDUE INFLUENCE. THE INSIDER HAS ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION, THE INSIDER HAS BEEN ADVISED BY PARENT TO CONSULT WITH COUNSEL OF THE INSIDER’S CHOICE WITH REGARD TO THE EXECUTION OF THIS AGREEMENT AND THE INSIDER’S COVENANTS HEREUNDER, THE INSIDER HAS HAD AN ADEQUATE OPPORTUNITY TO CONSULT WITH SUCH COUNSEL AND EITHER SO CONSULTED OR FREELY DETERMINED IN THE INSIDER’S OWN DISCRETION NOT TO SO CONSULT WITH SUCH COUNSEL, THE INSIDER UNDERSTANDS THAT ACQUIROR HAS BEEN ADVISED BY COUNSEL, AND THE INSIDER HAS READ THIS STOCKHOLDERS’ SUPPORT AGREEMENT AND THE MERGER AGREEMENT AND FULLY AND COMPLETELY UNDERSTANDS THIS STOCKHOLDERS’ SUPPORT AGREEMENT AND THE MERGER AGREEMENT AND EACH OF THE INSIDER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS HEREUNDER AND THEREUNDER. THIS STOCKHOLDERS’ SUPPORT AGREEMENT SHALL BE INTERPRETED AND CONSTRUED AS HAVING BEEN DRAFTED JOINTLY BY THE INSIDER AND ACQUIROR AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY HERETO BY VIRTUE OF THE AUTHORSHIP OF ANY OR ALL OF THE PROVISIONS OF THIS AGREEMENT.

9.	The Insider hereby consents to the termination, contingent upon and automatically effective as of the Closing, of all Contracts set forth on Schedule V.6 of the Schedules.

10.

The Insider agrees that irreparable damage would occur for which monetary damages, even if available, would not be an adequate remedy in the event that the Insider does not perform its obligations under the provisions of this Stockholders’ Support Agreement in accordance with its specified terms or otherwise breach such provisions. The Insider acknowledges and agrees that Acquiror shall therefore be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Stockholders’ Support Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court in the United States or in any state or province having jurisdiction over the parties hereto and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Stockholders’ Support Agreement and without such rights, Acquiror would not have entered into this Stockholders’ Support Agreement. Insider agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that Acquiror have an adequate monetary or other remedy at law. The Insider acknowledges and agrees that if Acquiror seeks an injunction or injunctions to prevent breaches of this Stockholders’ Support Agreement or to enforce specifically the terms and provisions of this Stockholders’ Support Agreement, Acquiror shall not be required to provide any bond or other security in connection with any such order or injunction.

11.

The Insider hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC the Insider’s identity and ownership of the Company Securities and the nature of the Insider’s obligations under this Stockholders’ Support Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Insider with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith.

12.

Notwithstanding anything in this Stockholders’ Support Agreement to the contrary, and for the avoidance of doubt, Section V.3 (No Claim Against Trust Account) of the Merger Agreement shall be deemed incorporated into this Stockholders’ Support Agreement by reference, mutatis mutandis. The Insider hereby agrees to be bound by the terms and conditions set forth in Section V.3 (No Claim Against Trust Account) of the Merger Agreement, as incorporated herein by reference, fully and to the same extent as if (i) the Insider was a party and signatory to such provision of the Merger Agreement and (ii) all references to the “Company” in such Section V.3 (No Claim Against Trust Account) of the Merger Agreement were deemed references to the Insider.

13.

As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act; (ii) “Company Securities” shall mean the outstanding Series A Preferred Stock, Series B Preferred Stock, and Common Stock and any securities into which such shares are converted, including, for the avoidance of doubt, any conversion of any outstanding convertible promissory notes prior to the Business Combination; and (iii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

14.

Notwithstanding anything in this Stockholders’ Support Agreement to the contrary, nothing in this Stockholders’ Support Agreement shall limit any rights any Insider has in his or her or their capacity as an executive of the Company. Each Insider is executing this Stockholders’ Support Agreement solely in his, her, their or its capacity as a record or beneficial owner of Company Securities, and Acquiror specifically acknowledges and agrees that each and every agreement herein by each Insider is made only in such capacity and subject to the limitations set forth in the immediately preceding sentence.

15.

This Stockholders’ Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to each Insider. This Stockholders’ Support Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision except by a written instrument executed by Acquiror.

16.

No Insider may, except as set forth herein or in connection with any Transfer of Covered Shares to a Permitted Transferee, assign this Stockholders’ Support Agreement or assign or delegate, as applicable, any of its rights, interests, or obligations hereunder, without the prior written consent of Acquiror (except that, following any valid termination of the Merger Agreement, no consent from Acquiror shall be required). Acquiror may not, except as set forth herein, assign this Stockholders’ Support Agreement or assign or delegate, as applicable, any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this paragraph 16 shall be void and ineffectual and shall not operate to transfer, assign, or delegate any interest or title to the purported assignee. This Stockholders’ Support Agreement shall be binding on each Insider and Acquiror and their respective successors, heirs, personal representatives, and assigns and permitted transferees.

17.

Nothing in this Stockholders’ Support Agreement shall be construed to confer upon or give to any Person other than the parties hereto any right, remedy, or claim under or by reason of this Stockholders’ Support Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Stockholders’ Support Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives, and assigns and permitted transferees.

18.

This Stockholders’ Support Agreement may be executed in any number of original, electronic, or facsimile counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

19.

This Stockholders’ Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Stockholders’ Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Stockholders’ Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

20.

This Stockholders’ Support Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereto agrees that: (i) it shall bring any Action in connection with, arising out of or otherwise relating to this Stockholders’ Support Agreement, or any instrument or other document delivered pursuant to this Stockholders’ Support Agreement exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the Action is vested exclusively in the United States federal courts, such Action shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”); and (ii) solely in connection with such Actions, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Action in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (D) mailing of process or other papers in connection with any such Action in the manner provided in Section X.2 of the Merger Agreement or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this paragraph 20 or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS STOCKHOLDERS’ SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.

All notices, requests, instructions, consents, claims, demands, waivers, approvals, and other communications to be given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email; provided that the email transmission is promptly confirmed by telephone or otherwise. Such communications shall be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this paragraph 21:

If to the Company or an Insider:

VenHub Global, Inc.

518 S Fair Oaks Avenue

Pasadena, CA 91105

Attention: Shahan Ohanessian

Email:

with copies to (which shall not constitute notice):

Smith Eilers, PLLC

149 South Lexington Ave.

Asheville, NC 28801

Attention: William Eilers

Email:

If to the Acquiror:

Target Global Acquisition I Corp.

PO Box 10176

Governor’s Square 23

Lime Tree Bay Avenue, Grand Cayman

KY1-1102, Cayman Islands

Email:

with copies (which shall not constitute notice) to:

Orrick Herrington & Sutcliffe LLP

51 West 52nd Street

New York, NY 10019

Attn: Alice Hsu

Email:

22.

Upon the valid termination of the Merger Agreement pursuant to its terms, this Stockholders’ Support Agreement shall automatically terminate and be of no force and effect; provided, however, no such termination shall relieve each Insider or Acquiror from any liability resulting from a breach of this Stockholders’ Support Agreement occurring prior to such termination. Upon termination of this Stockholders’ Support Agreement, the provisions set forth in paragraphs 2, 3, 6 and 7 shall survive the termination of this Stockholders’ Support Agreement.

23.

Each Insider hereby represents and warrants (severally and not jointly as to itself, himself or herself or themselves only) to Acquiror as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Stockholders’ Support Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate or company powers and have been duly authorized by all necessary corporate or company actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Stockholders’ Support Agreement and to perform his or her or their obligations hereunder; (iii) this Stockholders’ Support Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Stockholders’ Support Agreement, this Stockholders’ Support Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Stockholders’ Support Agreement by such Person does not, and the performance by such Person of his, her, their or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Company Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of his, her, their or its obligations under this Stockholders’ Support Agreement or (C) otherwise violate any Contract to which such Person is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer); (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her or their obligations under this Stockholders’ Support Agreement; (vi) except for fees described in Schedule III.19 of the Merger Agreement, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person or any of their respective Affiliates in connection with the Merger Agreement or this Stockholders’ Support Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Acquiror, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Merger Agreement and this Stockholders’ Support Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) such Person has good title to all such Company Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such Company Securities (other than transfer restrictions under the Securities Act)) affecting any such Company Securities, other than pursuant to (A) this Stockholders’ Support Agreement, (B) the Company LLC Agreement, (C) the Company Merger Agreement and the Merger Agreement or (D) any applicable securities laws; and (x) the Company Securities identified on Schedule A are the Company Securities owned of record or Beneficially Owned by the Insiders as of the date hereof, and none of such Company Securities is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Company Securities, except as provided in this Stockholders’ Support Agreement.

24.

If, and as often as, there are any changes in the Company or the Company Securities by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Stockholders’ Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company, the Company’s successor or the surviving entity of such transaction and the Company Securities, each as so changed.

25.

Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement, or instrument of assignment, transfer, or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature pages follow]

Sincerely,

SSO, LLC

/s/ Shahan Ohanessian
Name: Shahan Ohanessian
Title: Authorized Person

Shahan Ohanessian

/s/ Shahan Ohanessian
Shahan Ohanessian

Shoushana Ohanessian

/s/ Shoushana Ohanessian
Shoushana Ohanessian

[Signature Page to Stockholders’ Support Agreement]

Agreed and Acknowledged by:

TARGET GLOBAL ACQUISITION I CORP.

By:	/s/ Michael Minnick
Name: Michael Minnick
Title: Chief Executive Officer

VENHUB GLOBAL, INC.

By:	/s/ Shahan Ohanessian
Name: Shahan Ohanessian
Title: Chief Executive Officer

[Signature Page to Stockholders’ Support Agreement]

Schedule A

Stockholder	Common Stock	Company Series A Preferred Stock
SSO, LLC	20,000,000	100,000 shares
Shahan Ohanessian	416,767
Shoushana Ohanessian	1,100,000